FORM DEF 14C
Alternative Construction Company Inc - ACCY
Filed: August 3, 2007
All other definitive information statements

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                            SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

    Filed by the Registrant [X] Filed by a party other than the Registrant
                            |_| Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    ALTERNATIVE CONSTRUCTION COMPANY, INC.
               (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:
|_| Fee paid previously with preliminary materials. |_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:








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                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                                 2910 Bush Drive
                               Melbourne, FL 32935

--------------------------------------------------------------------------------

               THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                       THE BOARD OF DIRECTORS OF THE COMPANY.
                        WE ARE NOT ASKING YOU FOR A PROXY
                             AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, no par value (the "Common Stock"), of Alternative Construction Company, Inc. (the "Company") to notify such stockholders that on or about July 31, 2007, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of
50.1 % of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "Alternative Construction Technologies, Inc." (the "Name Change").

This Information Statement describing the approval of the Name Change (the "Stockholder Matter") is first being mailed or furnished to the Company's stockholders on or about August 3, 2007, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

OUTSTANDING VOTING SECURITIES

As of June 30, 2007 (the "Record Date"), out of the 100,000,000 shares of Common Stock authorized there were 7,028,347 shares of Common Stock issued and outstanding, and out of the 50,000,000 shares of preferred stock authorized there were 1,500,000 shares issued as Series A Preferred and 377,358 shares issued as Series C Preferred of the preferred stock outstanding. Both holders of record of the Common Stock and Preferred Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock and Preferred Stock was entitled to one
(1) vote.

The Company's Board of Directors approved this action as of July 27, 2007 and recommended that the Articles of Incorporation be amended in order to effectuate the name change.


The proposed Amendment to the Articles of Incorporation to amend the name of the Corporation to "Alternative Construction Technologies, Inc." was filed with the Florida Secretary of State and was effective on August 3, 2007. If the proposed Amendment were not adopted by written majority shareholder consent, it would have



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been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 607.0704 of the Florida Revised Statutes, (the "Florida Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section
607.0704 of the Florida Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED toreturn their certificates to have them re-issued by the Transfer Agent.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information as of June 30, 2007, with respect to the beneficial ownership of the 7,028,347 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.














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INSERT SHAREHOLDERS WHO VOTED ON THE DOCUMENT (INCLUDE FOOTNOTES FOR 5% OWNERS
OR MORE) SHAREHOLDERS:
                                  No. of Common
Printed Name                           Shares         % Ownership
------------                           ------         -----------
Lift Station, Inc.                  310,000
Ventures Unlimited, LLC             202,854  (1)         2.3%
GAMI, LLC                           286,350  (1)         3.2%
Avante Holding Group, Inc.          570,874  (1)         6.4%
Paul Janssens                     1,737,696  (2)        19.5%
Harry C. Stone II                   330,000
Thomas G. Amon                      890,000  (3)        10.0%
Willis Kilpatrick                   251,000  (4)         2.8%
Steves Rodriguez                    158,547
Bruce Harmon                        251,250
Christian Rishel                    325,330
Anthony Francel                     251,750
Gina Bennett                         25,000
Leigh Gerke                          25,250
Jason Dieterle                       25,250
21st Century                         90,000
Elcid                               200,000
Ralph A. Henry                       43,962
Joseph J. Sorci                      10,000
Valli Sorci                          10,000
Cecil Harmon                          9,384
Jeffrey B. Saturday                   1,000
Saturday Enterprises, Inc.          100,000
JMB & Associates                    396,761
Brekka I, Corp                      300,000
Northwest Services, Ltda.           154,100
Southern Residential Enterprises    210,290  (4)         2.4%
B&L Developing, LLC                 100,000
Skeeter Enterprises, LLC            100,000
Pilot Management Group, LLC         100,000
DAT Holding Group, LLC              100,000
Ginn Enterprises, LLC               100,000
Sundown Enterprises, LLC            100,000
Jayson Benoit                        25,250
Gary Yocom                           30,000

(1) Michael W. Hawkins, the Company's Chief Executive Officer, controls 11.9% of the voting stock as the President, principal shareholder, and Managing Member for Ventures Unlimited, LLC, a Florida limited liability company, GAMI, LLC, a Florida limited liability company, and Avante Holding Group, Inc., a Florida Corporation.

(2) Paul Janssens, a Florida resident, was the sole owner of Alternative Construction Technologies Corporation, a Delaware Corporation that was sold to the Company on January 21, 2005.

(3) Thomas G. Amon, a New York resident, was an original founder of the Company, serves on the Board of Directors, and is Legal Counsel for the Company.


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(4)      Willis Kilpatrick, a Mississippi resident and a member of the Board of
         Directors controls 5.2% of the company. Mr. Kilpatrick is sole-proprietor of Southern Residential Enterprises, a Mississippi sole proprietorship.

DESCRIPTION OF THE STOCKHOLDER MATTER

Approval of the Certificate of Amendment to the Company's Certificate of Incorporation and related actions.

The Board of Directors (the "Board") by unanimous written consent dated as of July 27, 2007, and certain stockholders (the "Majority Stockholders"), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of July 27, 2007, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, already filed with the Secretary of State of the State of Florida changed the Company's name to "Alternative Construction Technologies, Inc." or such similar available name, and will be effective as of the date of the filing of this Information Statement.

Purpose of Proposed Name Change

The Company, as its final positioning during the reorganization of the Company, it elected to change the name of the existing parent company to better identify the company as a leader in technologies in alternative construction thereby including the "Technologies" in the new name.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

The Articles of Incorporation do not prohibit the provisions of Florida Statutes allowing for actions by shareholders without a meeting. The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 607.0704 of the Florida Revised Statutes, (the "Florida Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 607.0704 of the Florida Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to "Alternative Construction Technologies, Inc." On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 7,028,347 shares of the Company's common stock, no par value (the "Common Stock"), 1,500,000 shares of the Company's Series A Preferred Stock, $1.00 par value, and 377,358 shares of the Company's Series C Preferred Stock, $0.0001 par value, of which the Majority Stockholders held in excess of 51% of the total stock entitled


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to vote on the proposed amendment. On July 27, 2007, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.

Under Florida Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

                             ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NW Washington, D.C, 20459. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NW Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007
(2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007;
(3) Annual Report on Form 10-KSB, as amended for the year ended December 31, 2006; and

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:
Mr. Bruce Harmon
Chief Financial Officer
Alternative Construction Company, Inc.
2910 Bush Drive
Melbourne, Florida 32935
(321) 421-6601

By order of the Board of Directors of
Alternative Construction Company, Inc.
August 3, 2007
By: /s/ Michael W. Hawkins
-------------------------------------
Name: Michael W. Hawkins
Title: Chief Executive Officer and President

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